Exhibit 99.1

Investor Presentation June 2010

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine and the further development of our langbeinite recovery assets; changes in the prices of our raw materials, including but not limited to the price of natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. 2 Forward-Looking Information

3 Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense margin focus: Improve reliability and efficiency Capital investment to increase recoveries and productivity which is designed to lower per ton production cost Innovate production methods Our production focus combined with potash fundamentals delivers long-term margin opportunity Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine North Mine Developmental Asset

4 Company Overview The largest U.S. producer of potassium fertilizer Only western world producer created and dedicated solely to potash-related products Supplies ~1.6% of global demand and ~9.4% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio™ 5 active production facilities Productive capacity of approximately 0.9 million tons of potash and ~0.2 million tons of Trio™ Additional development and brownfield productive capacity of approximately 0.2 million tons of potash and ~0.2 million tons of Trio™ expected within 2 – 3 years Development projects should increase reliability and recoveries to lower our per ton production cost Balance sheet and cash from operations provide flexibility and stability

5 Solid Financial Performance EBITDA(1) (In millions) Balance Sheet as of March 31, 2010 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) $43.6 $31.5 $20.8 $14.5 $26.6 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 $0.7 $0.8 $0.9 $1.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $25.2 $17.4 $13.3 $12.3 $11.8 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $0.33 $0.19 $0.13 $0.09 $0.16 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Cash and Investments $ 129 million Total Assets $ 781 million Debt Outstanding $ - Stockholders Equity $ 722 million Availability under the Credit Line $ 125 million

6 Supply and Demand Conditions Lead to the Current Pricing Environment Granular Muriate of Potash (MOP) Midwest Pricing Midwest Granular MOP ($/ton) Source: Green Markets, Fertecon, International Plant Nutrition Institute (IPNI). Example Prices ($ / ton) U.S. Midwest (fob warehouse) $400 spot Saskatchewan (fob mine) $384 spot Brazil (cfr Brazilian port) $525-540 spot China (cfr Chinese port) $318 contract as of Dec. 2009 Japan (cfr Japanese port) $400 contract as of January 2010 India (cfr Indian port) $417 contract as of July 2009 Dec. 2006: Berezniki 1 mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Intrepid Acquisition of Moab 2004: Intrepid Acquisition of Carlsbad and Wendover Nov. 2008: Global buyer stand-off and significant reported production curtailments Aug. 2008: Record low potash inventories July 2009: Silvinit announces $417 per ton to India Dec. 2009: BPC announces $318 per ton to China Feb. 2010: BPC raises spot price to $366 per ton on uptick in demand 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009

7 United States Potash Consumption Source : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately ten percent, over the past 27 years Corn acres planted in the U.S. were 93.5MM acres in 2007, 86.0MM acres in 2008, 86.5 MM acres in 2009 and are estimated to be 88.8MM acres in 2010 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) - 50,000 100,000 150,000 200,000 250,000 - 2,000 4,000 6,000 8,000 10,000 12,000 Corn Acres Planted ('000) & Ending Stocks ('000 MT) KCL Tons ('000) FERTECON U.S. Potash Consumption, Corn Acres Planted and Ending Grain Stocks KCL Tons Corn Acres Ending Grain Stocks

Farmers Understand the Agronomic Benefits of Potash Potash application rates were down in 2008 and 2009 2009 presented good growing conditions for farmers A robust 2009 crop coupled with lower application rates means soils were being depleted of “banked” nutrients Over 80% of respondents said that potassium was either important and / or critical to their yield potential Strong indication that potash application rates need to at least match replacement rates Based on responses, a majority of farmers stated they rely on soil test results and that application levels will be at or near recommended rates 8 Strong Crop Yields in 2009 Result in Removal of Nutrients from the Soil (1) Intrepid Farmer Survey Confirms Importance of Potash (2) (1) USDA projection for 2009/10 Corn yield of 164.7 bu/ac. (2) 39,399 emails delivered, 4,049 opened, 649 responses, 1.6% response rate; Survey conducted August 24, 2009 through September 4, 2009.

Q1 2010 Was Strong For Intrepid Aggregate sales of potash in the first quarter of 2010 were 243,000 tons and reflected a more typical agricultural cycle spring fill and application season Red Granular product inventory and production was fully committed through mid-May 2010 The Intrepid list price increased on March 1, 2010 to: Potash - $390 per ton FOB the mine Trio™ - $196 per ton FOB the mine Truck demand from Intrepid facilities during the first quarter of 2010 returned to more normal seasonal levels Industrial demand for potash lagged historical levels during the first quarter of 2010 We began working to resume full staffing and production at our Carlsbad, New Mexico facilities 9

10 North American Production Tracks Market Demand 000s Tons in KCL Equivalent (1) Sales include both domestic and export sales Source: IPNI Sales (1) Production - 500 1,000 1,500 2,000 2,500 3,000

11 Potash Market Trends Worldwide recession Global buyer / dealer hesitation Producer inventories building Elective production curtailments / mine shutdowns Relatively full supply chain at the dealer and retail level Dealers unwilling to take price risk Slower sales into agricultural & industrial markets Corn prices under pressure due to high yields from good weather Mid 2008 – Mid 2009 Today Farmers have applied potash at more historically normal levels Recent price increases by potash producers obtained some traction for spring season Dealers willing to purchase product to satisfy known demand, but hesitant to get too far ahead of known demand Global buyer hesitation subsided for a period of time, but global demand has not been quite as strong as anticipated North American producer inventory levels were reduced through the spring Sales have slowed as spring planting has come to a close Profitability of the farmer is a key consideration in any market

Q2 2010 to Date Spring buying in the agricultural market is essentially complete, following a normal demand pattern June & July historically slower period in agricultural sales cycle Dealers are purchasing when they have specific demand requirements from farmers Sales into the industrial market, primarily oil & gas drilling, remain weak as rig count has not expanded as rapidly in the Rocky Mountain region, which is serviced by our Utah operations 12 Preliminary Sales Volumes 4/1/10 – 5/31/10 (1) (short tons) Preliminary Average Net Realized Sales Price 4/1/10 – 5/31/10 (1) Potash 99,000 $370 - $375 Trio™ 55,000 $160 - $165 Unaudited results. Intrepid expects to release its second quarter 2010 financial results on August 3, 2010, and expects to file its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission on August 4, 2010.

13 Strong Returns for Corn Growers - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is Dec. futures price minus $0.30 basis. - Potash consumption in shown in fertilizer years (2008/2009 included under 2008). Data is estimated for 2009. Source: USDA, Fertecon, Intrepid Potash . Corn Farm Price Potash (4%) Land (23%) Non-Land Fixed Costs (27%) Other Variable Costs (31%) Total Fertilizer (19%) Per Bushel Return Historical Corn Input Costs and Price Potash Consumption $ per bushel Potash Consumption (KCL tons ‘000) 0 2000 4000 6000 8000 10000 12000 - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010F 2009 2010 Farm Price 3.59 $ 3.59 $ Gross Margin 0.09 $ 0.51 $ Input Costs Potash 0.12 $ 0.12 $ Total Fertilizer 0.85 $ 0.58 $ Other Variable 1.05 $ 0.96 $ Non-Land 0.86 $ 0.84 $ Land 0.74 $ 0.70 $ Total 3.50 $ 3.08 $

14 In spite of financial crisis, population growth continues Assuming a 1.1% growth rate in world population: Each year – 75 million more people or approximately nine more New York Cities This would require an additional 40 million acres of arable land (1.2x the farmland in Iowa)(1) A world yield increase of 1.1% per year, to maintain current rates of arable land Potash Deliveries Track Population Growth Source: Fertecon, US Census Bureau. (1) State Data Center of Iowa; 2006 estimate. Collapse of Soviet Union Potash Deliveries 5-Year Forward CAGRS (2008 – 2012) 5.0% China 5.7% Brazil Historical Global Population or Potash Delivery Trendline 0 10 20 30 40 50 60 70 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008E 2011E (000s Tons of Delivery in KCL Equivalent) 0 1 2 3 4 5 6 7 8 Global Midyear Population (in billions) World World ex. FSU

15 Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly. Source: United Nations Food and Agriculture Organization (FAO), USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon. (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 6/4/2010; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stock to Use Ratios Grain Production Stock to Use Ratio 5 Year AverageFall 2010 Futures Soybeans: $8.40 $9.16 Wheat: $5.14 $5.17 Corn: $3.45 $3.89 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E $0 $2 $4 $6 $8 $10 $12 1980 1986 1992 1998 2004 2010E $/bushel Wheat All Corn Soybeans 10% 20% 30% 40% 50% 600 800 1, 000 1,200 1, 400 1, 600 1, 800 2,000 1980 1983 1986 1989 1992 1995 1998 2001 2004 2007 2010 E Stocks to Use Ratio Grain Production (Millions of Tons)

U.S. Corn Production Utilized for Ethanol 16 Source: USDA, Food and Agricultural Policy Research Institute (FAPRI). U.S. Corn (Million Bushels) Percent of U.S. Corn Production Utilized for Ethanol 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 35.00% 40.00% 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 U.S. Corn Production (Million Bushels) Ethanol Utilization (Million Bushels) Ethanol Utilization as a percent of U.S. Corn Production

17 Why Consider an Investment in Intrepid Potash Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton-Costs

18 Average Potash Consumption Approximately 5x Greater than Our Average Production in Our Markets Low High Source: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Intrepid Potash. (1) AAPFCO, Fertecon, USDA. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Strategically Located Assets Illinois, Iowa & Missouri, on average, consume ~2.3mm tons per year for agriculture or almost 25% of average U.S. potash demand.(1)  Intrepid Mine Location

19 (2) Source: Green Markets and Fertecon Notes: (1) Based on Full Year 2009 for Intrepid Potash Inc., Potash Corp., Mosaic Co., Agrium Inc. (2) Total COGS include: Cash operating costs including all royalty, profit and capital taxes; Royalties of $20 per ton for Intrepid; Royalty, profit and capital taxes of $17 per ton for N. American Competitors. (3) Intrepid reports “average net realized sales price” which is an operating performance measure commonly used in the potash mining industry. Average net realized sales prices are derived by subtracting freight costs from gross sales revenue and then dividing this result by sales tons. Intrepid vs. North American Competitors Most Recently Reported Year ($ per ton) Intrepid’s Advantage Most Recently Reported Year ($ per ton) (1) Our 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of our principal competitors $151 $37 + = The Intrepid Potash Advantage: Strategically Located and Lower Royalties (2) $541 $390 $(234) $(197) $0 $100 $200 $300 $400 $500 $600 Average Net Realized Sales Price Total COGS Intrepid N. American Competitors $151 $(37) $114 ($40) ($10) $20 $50 $80 $110 Average Net Realized Sales Price Total COGS Gross Margin Advantage 2005 2006 2007 2008 2009 Intrepid average net realized sales price per ton advantage (3) 29.00 $ 43.00 $ 39.00 $ 88.00 $ 151.00 $

Diversified Markets and Customer Base

Intrepid Potash Sales


Agricultural
Includes:
Barley
Corn
Cotton
Hay
Nuts
Rice
Soybeans
Vegetables
Wheat
Industrial
Feed

	FY 2008	FY 2009	1Q 2010
Agricultural	62%	69%	86%
Industrial	30%	18%	8%
Feed	8%	13%	6%

- We sell potash into three different markets: Agricultural, Industrial and Feed
  - Agricultural represents ~70% of Intrepid sales compared to an industry average of 92%[1]
- Agricultural primarily consumes granular potash and Trio™, industrial primarily consumes standard potash
  - Standard potash costs less to produce
  - Pricing similar across segments
- Industrial primarily consists of deliveries of standard potash to oil and gas drillers
  - From July 3, 2009 to June 4, 2010 the Baker Hughes United States Rotary Rig Count has increased by 62% from 928 to 1,506, with growth concentrated in the LA, OK, PA and TX markets
  - Industrial customers rely on spot market sales and just-in-time delivery

(1) Source: Fertecon.

20

Well-Defined Attractive Growth Opportunities to Increase Production and Lower Per Ton Costs

- 2010 Capex budget of $125 to $155 million
  - $45 to $65 million likely to be allocated to sustaining and improvement capital
  - $55 to $75 million likely to be allocated to fund portions of the projects listed below

	Facility	Estimated	Key Benefits	Estimated Capex Range for Future Projects (1)	Estimated in service date
Potash Debottlenecking and Expansion Projects at Existing Facilities					
Storage and Hoisting Capacity Upgrade	West	H2 2009	• Decouple underground and surface operations • Improve potash recoveries at West mine		In Service
Hydro-Float	West	H2 2010	• Improve potash recoveries at West surface facility by recovering fines that would normally go to tailings		In Service
Wash Thickeners	East	H2 2010	• Improve brine recoveries • Improve efficiency of surface processing facilities		In Service
Digital Control System	Carlsbad	2010	• Enhance both surface and underground operational performance of facilities • Enhance underground safety at facilities	$6-$7MM	2010
Additional Compaction	Moab	2010	• Ability to granulate 100 percent of production from Moab • Provides flexibility to respond to differing market demands	$15-$17MM	2010
Additional Caverns	Moab	2010	• Provide more brine to solar evaporation ponds • Increase production	$5-$6MM	2010
Significant Future Recovery & Productivity Projects					
Langbeinite Recovery Improvement Project	East	2011	• Step change in langbeinite recoveries • Reduced water consumption • Lower East mine per ton cost structure • Added flexibility to product mix	$85-$90MM	2011
HB Solution Mine	HB	2013	• Convert abandoned mine to low cost solution mine • Utilize solar evaporation to create low cost tons • Expected annual production of 150,000 – 200,000 tons • Permitting expected by third or fourth quarter 2011	$120-$130MM	2013

(1) All dollar amounts for future capital spending are estimates that are subject to change as projects are further developed, modified, deferred, or canceled.

21

Intrepid believes the market is beginning to recognize the combined value of the nutrients in Trio™, potassium, magnesium and sulfur, and, as a result, we expect our pricing opportunity in the premium market to strengthen Growing Langbeinite Business Presents a Key Opportunity for Intrepid In 2005, Intrepid made the initial investment to recover langbeinite from the East mine The 2010 Langbeinite Recovery Improvement Project is the next step in the development of our langbeinite business Optionality to add on to the project to further increase productivity in the future Demand for granular Trio™ continues to grow Intrepid has over 50 years of remaining langbeinite reserves 22

Langbeinite Recovery Improvement Project Increases langbeinite recoveries from 35 percent to 50 percent thereby reducing cash costs per ton Reduces process water consumption Allows for production flexibility through the ability to granulate 100 percent of standard production Utilizes existing production assets Ability to increase production capacity in the future Can add flotation circuit to increase recoveries to approximately 70 percent with incremental investment Total project investment of approximately $85mm - $90mm $35mm to be incurred in 2010 Attractive IRR project at current Trio™ pricing 23 Project Benefits & Opportunities Project Economics

24 Sales of Potash & Trio™ in the United States Intrepid Sells Potash & Trio™ into Multiple Markets & Multiple End Users

Current Trio™ Market and Growth Potential

- The current market for Trio™ consists mainly of granular sales, with significant growth possible in the granular market


Current Trio™ Sales Profile
90,000
320,000
580,000
70,000
Domestic Granular
Domestic Standard
Int. Granular
Int. Standard
Growth Potential for Trio™
90,000
470,000 (+150,000)
630,000 (+50,000)
70,000
Domestic Granular
Domestic Standard
Int. Granular
Int. Standard
Total Current Market ~ 1.1M tons
Estimated Market in 2015 ~ 1.3M tons

- Intrepid is investing in education and marketing programs intended to increase awareness of the benefits of magnesium and sulfur
- The majority of the growth should be in the international granular market:
  - There is a move towards blend grade fertilizers as increasing farm size drives the need for more efficient farming
- The Langbeinite Recovery Improvement Project gives us the ability to meet this growing demand as we can granulate 100 percent of our estimated standard production if necessary

INTREPID POTASH

25

Langbeinite Recovery Improvement Project Timeline 26 January – April 2009 July – December 2009 May 2010 October 2010 Late 2011 Feasibility Study Pilot testing with Dense Media Separation (“DMS”) circuit Lab flotation and pilot test-work on site Langbeinite granulation test-work Visit to site to view DMS equipment in use Review relative plant size and layout Discussions with operations/maintenance on functionality Basic Engineering Contracted with AMEC in July 2009 Reviewed and considered alternatives Performed risk analysis simulation on all project phases Fine tuned project schedule and tasks Project approved by Board of Directors Construction expected to begin Project completion expected

Low-Cost, Solar Evaporation Assets 27

HB Potash Solar Solution Mine: Incremental Low Cost Tons

- $600 per ton Capex to reopen an existing mine compared to an estimated cost of ~$1,400 per ton for greenfield projects
- HB expected to be among the lower-cost potash mines in North America
  - Same proven solar evaporation and solution mining technology as used in Moab
  - Will share infrastructure with existing Carlsbad operations
  - Production cost per ton estimated to be $65 to $70 per ton(1)
  - Estimated annual production – 150,000-200,000 tons
- Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009
- We anticipate the BLM will complete the EIS process by third to fourth quarter 2011
- Production planned to begin ~12 months after permit approval and full production two years after construction begins
- Total area available to be flooded: 1.3x size of Manhattan

Potash Pillar



(1) Based on third party feasibility study.

INTREPID POTASH

28

HB Potash Solar Solution Mine: Project Timeline


HB PROJECT PERMITTING AND PRECONSTRUCTION ACTIVITIES
2009
2010
2011
HB EIS PROCESS
BLM Requires EIS to Permit HB
BLM Third Party EIS Contractor Selection
Draft EIS - Final EIS - Record of Decision Preparation
EIS Notice of Intent Published in Federal Register
Scoping Report Released by BLM
Draft EIS Notice of Availability Published in Federal Register
Final EIS Notice of Availability Published in Federal Register
Record of Decision Issued
NMED PERMITS
Discharge and UIC Permit
Public Notice - Draft Discharge Permit
Discharge and UIC Permit Issued
Air Quality Permit Review and Approval
KEY PRE-CONSTRUCTION MILESTONES
Complete HB Mill Detailed Design and Engineering
Procure Long Lead Time Equipment For HB Mill
Award Pond Construction Contract/Perform Detailed Engineering
COMMENCE CONSTRUCTION
BLM THIRD PARTY EIS CONTRACTOR SELECTION
DRAFT EIS - FINAL EIS - RECORD OF DECISION PREPARATION
NMED DISCHARGE AND UIC PERMIT
NMED AIR QUALITY PERMIT REVIEW AND APPROVAL
COMPLETE HB MILL DETAILED DESIGN AND ENGINEERING
PROCURE LONG LEAD TIME EQUIPMENT FOR HB MILL
AWARD POND CONSTRUCTION CONTRACT/PERFORM DETAILED ENGINEERING
LEGEND
Completed milestone
Anticipated start of construction
Range of dates for expected milestone completion
NOTES
1. Project schedule as of May 12, 2010 (greyed area of schedule shows progress to date)
2. All activities shown on the schedule not already completed are estimated range of dates for completion of activity.
3. Completion of permit activities and future milestone dates are estimated and subject to change. Although Intrepid expects to obtain permits for the HB Project, it is possible that permits will not be issued or may be delayed by appeal or litigation.

HB Project Update

- Fifteen months into the EIS process with the BLM and we continue to remain on schedule.
- BLM has issued its scoping summary report for the EIS and is moving forward on preparation of the draft EIS.
- Working with the New Mexico Environment Department on the issuance of an underground injection permit for the mine; we believe issuance of this permit should occur shortly.

INTREPID POTASH

29

30 Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities Final Thoughts

Appendix

32 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

33 Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Current Annual Estimated Productive Capacity in Potash Product Tons Muriate of Potash Solar Moab 1965 Solution 126 130 Wendover 1932 Shallow Brine 30 100 HB Solution Mine(2) N/A Solution 28 - Conventional Carlsbad West 1931 Underground 130 430 Carlsbad East 1965 Underground 57 250 Total Muriate of Potash 910 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 51 210 (1) Based upon December 31, 2009, reserves as estimated by Agapito Associates in accordance with SEC requirements. (2) The Carlsbad HB Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking capacity brings efficiencies and lowers per ton costs

34 Selected Financial Data Adjusted Net Income (1,2) (In millions) EBITDA (1,2) (In millions, except gross margin percentage) Net Sales(2) (In millions) Earnings Per Share (2) (Diluted) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Results for the three months ended March 31 and June 30, 2008 respectively, are presented on a pro forma basis as fully described in Part I, Item 1A to the respective Form 10-Q’s. $36.2 $55.1 $83.7 $41.4 $43.6 $31.5 $20.8 $14.5 $26.6 40% 57% 62% 60% 49% 43% 31% 20% 25% Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $15.9 $31.6 $49.8 $24.3 $25.2 $17.4 $13.3 $12.3 $11.8 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $74.2 $99.5 $141.2 $77.3 $88.9 $73.4 $66.4 $73.1 $107.4 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $0.26 $0.43 $0.66 $0.30 $0.33 $0.19 $0.13 $0.09 $0.16 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10

35 Selected Operating Data Potash Average Net Realized Sales Price (Per short ton) Trio™ Average Net Realized Sales Price (Per short ton) $295 $425 $623 $762 $727 $674 $458 $408 $354 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $123 $188 $283 $323 $330 $338 $246 $190 $167 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10

Non-GAAP Reconciliation

- Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.
- Net income for the three months ended March 31 and June 30, 2008 respectively, is presented on a pro forma basis as fully described in Part I, Item 1A to the respective Form 10-Q's. Pro forma net income includes adjustments to reduce net income for the effect of stock compensation, interest expense, and income taxes for the period prior to our IPO.

Calculation of EBITDA

	2008				2009				2010
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Pro Forma Net Income	$19,284	$32,446	$49,719	$22,690	$24,681	$14,436	$9,520	$6,705	$11,846
Add: Income tax expense	12,657	20,580	29,474	13,927	15,196	13,023	6,392	2,294	7,661
Add: Interest expense, including derivatives	1,433	(1,201)	643	2,703	203	(251)	639	214	555
Add: Depreciation, depletion, amortization and accretion	2,790	2,782	3,076	2,087	3,492	4,256	4,270	5,310	6,539
Add: Write-off of term loan bank fee	-	456	-	-	-	-	-	-	-
Add: Impairment Expense	-	-	756	-	-	-	-	-	-
Total adjustments	16,880	22,617	33,949	18,717	18,891	17,028	11,301	7,818	14,755
Pro Forma Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$36,164	$55,063	$83,668	$41,407	$43,572	$31,646	$20,821	$14,523	$26,601

INTREPID POTASH

36

Non-GAAP Reconciliation

- Adjusted net income is calculated as net income adjusted for significant non-cash and unusual items. Examples of non-cash and unusual charges include insurance settlements in excess of property losses, non-cash gains or losses associated with unrealized derivative adjustments, our abnormal production adjustment, and the write-off of costs associated with the delay in permitting for the HB Mine associated with contractor mobilization and demobilization. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring normal basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

- Net income for the three months ended March 31 and June 30, 2008 respectively, is presented on a pro forma basis as fully described in Part I, Item 1A to the respective Form 10-Q's. Pro forma net income includes adjustments to reduce net income for the effect of stock compensation, interest expense, and income taxes for the period prior to our IPO.

Calculation of Adjusted Net Income

	2008				2009				2010
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Pro Forma Net Income	$ 19,284	$ 32,446	$ 49,719	$ 22,690	$ 24,681	$ 14,436	$ 9,520	$ 6,705	$ 11,846
Adjustments									
Insurance reimbursements	(6,998)	32	1	19	14	2	(5)	(1)	-
Unrealized derivative (gain) loss	1,467	(1,499)	209	2,609	(369)	(846)	405	(631)	(89)
Cost associated with abnormal production	-	-	-	-	1,195	5,179	5,784	9,366	470
Write-off of mobilization costs associated with the delay of the HB Mine	-	-	-	-	-	586	-	-	-
Other	-	-	-	-	-	-	-	440	269
Calculated tax effect [1]	2,174	577	(83)	(1,033)	(320)	(1,875)	(2,356)	(3,495)	(255)
Total adjustments	(3,357)	(890)	127	1,595	520	3,046	3,828	5,679	395
Adjusted Net Income	$ 15,927	$ 31,556	$ 49,846	$ 24,285	$ 25,201	$ 17,482	$ 13,348	$ 12,384	$ 12,241

(1) Estimated effective tax rate of 39.3 percent for 2010, 38.1 percent for 2009 and 39.3 percent for 2008.

INTREPID POTASH

37

38 Historical Quarterly Production and Sales Summary 2010 March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, March 31, Production volume (in thousands of short tons): Potash 224 210 200 201 137 131 112 124 172 Langbeinite 56 58 50 34 42 45 60 45 57 Sales volume (in thousands of short tons): Potash 213 213 204 94 99 80 111 150 243 Trio TM 93 47 50 17 38 45 40 25 70 2008 2009

39 Carlsbad Potash Area

40 HB – Potash Mine Flood Area

41 19,033 Low-Cost, Low-Sovereign Risk Expansions Capital Cost Curve for Announced Potash Expansion Projects Capital Costs ($) / ton (1) Incremental Annual Production Capacity (2) MOS / PCS / Intrepid PCS CVRD (Argentina) MagMinerals (Congo) Greenfield Project Intrepid Greenfield (HB) Brownfield Project Intrepid Brownfield Notes: (1) Annual KCl production per year (2) Thousand tons of KCl Mosaic 0 200 400 600 800 1,000 1,200

Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows



St. Paul mine(Congo) (0.8MM tons KCL / yr)
Berezniki 3 mine (1.8MM tons KCL / yr)
PCA (Patience Lake) (0.8MM tons KCL / yr)
Potacan mine (0.8MM tons KCL / yr)
Berezniki I (1.3MM tons KCL / yr)
1976
1980
1984
1988
1992
1996
2000
2004
2010
Mines with Water Inflows
• K2 Mine Esterhazy
• Penobsquis Mine, Sussex

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines

- Theodore, Amelie, Marie Louis mines in France
- Pasquasi and San Cataldo mines in Italy
- Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines
- Trona, California
- Several West German / East German mines
- Horizon-Amax, Wills-Weaver, Saunders in Carlsbad

Mines Currently With Less than 15 Years Reserve Life

- Potash operations at Mosaic's Hersey facility will be discontinued in 2012
- Mosaic, Carlsbad (Potash operations)
- Boulby, England
- Soligorsk I, Belarussia
- Taquari, Brazil

Source: Fertecon, Intrepid Potash, and public filings

42

43 Few Deposits, Fewer Global Producers 2009– MM KCL Equivalent Tons (2) (3) (2) (2,5) Source: Public filings and select country data from Fertecon (1) Mosaic’s fiscal year ends on May 31. (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products exclusively outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (5) Estimate for 2009 production. (1) (4) Production Share Canpotex BPC 1.4% 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralkali K&S Silvinit ICL China APC Intrepid SQM Vale Compass PCS Affiliates BPC Canpotex RoW Intrepid 31.4% 19.9% 19.1% 28.2%

44 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Source: IPNI, Fertecon, Intrepid Potash. Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 5,000 15,000 25,000 35,000 45,000 55,000 65,000 75,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

45 Demand Growth from Brazil, India & China Reaching Recommended Application Levels China Brazil India Source: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

46 Fertilizer Use Far Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008. 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Application Rate Scientifically Recommended Rate

47 Yield Response at Varying Soil Test Levels Average Yield Response to Potash Fertilization - No data for medium alfalfa yields. Response shown is an average of low and high yield responses. - Avg. relative yield assumes all other factors are non-limiting, yields approach 100% after fertilization, application rates are optimum, and crop response reflects a similar response estimated from many sites and years . Assumes 165.2 bu/acre yield for corn . Source: IPNI. Average Yield Response to Potash Yield (Bu/Acre) Yields degrade at lower soil test levels High 2009 yields will remove nutrients from the soil Estimated that 38% of fields are in the low or medium categories 0 20 40 60 80 100 120 140 160 180 0% 5% 10% 15% 20% 25% 30% 35% 40 % Very High High Medium Very Low/Low Soil Test Level Corn/Soybeans Alfalfa Corn Yield (Bu/Acre)

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	88.29	$ 205.44	$ 37.99	$ 167.44	$ 5.41
23%	81-130	Medium	13%	44.15	$ 76.31	$ 19.00	$ 57.31	$ 4.02
15%	131-160	High	2%	22.07	$ 11.74	$ 9.50	$ 2.24	$ 1.24
47%	161+	Very High	0%	0.00	-	-	-	-

Soybeans

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	123.20	$ 136.29	$ 53.02	$ 83.27	$ 2.57
23%	81-130	Medium	13%	61.60	$ 50.62	$ 26.51	$ 24.11	$ 1.91
15%	131-160	High	2%	30.80	$ 7.79	$ 13.25	$ (5.47)	$ 0.59
47%	161+	Very High	0%	0.00	-	-	-	-

Input Costs for Corn ($/bu)

		2010	% of Total Costs
Revenue	$	3.59	
Gross Margin	$	0.51	
Input Costs			
Potash	$	0.12	4%
Total Fertilizer	$	0.58	19%
Other Variable	$	0.96	31%
Non-Land	$	0.84	27%
Land	$	0.70	23%
Total	$	3.08	

Input Costs for Corn ($/acre)

		2010	% of Total Costs
Revenue	$	586.97	
Gross Margin	$	83.48	
Input Costs			
Potash	$	19.80	4%
Total Fertilizer	$	94.99	19%
Other Variable	$	156.81	31%
Non-Land	$	136.57	27%
Land	$	115.12	23%
Total	$	503.49	

ROI assumes 163.5 bu/acre and $3.59/bu for corn, 44.0 bu/acre yield and $8.86 for soybeans, $525/ton KCL

Input costs for corn use USDA estimate of 163.5 bu/acre for corn.

Source: USDA, IPNI, & Intrepid Potash.

INTREPID POTASH

48

Intrepid Potash Management Structure 49

Management Ownership Benchmarking

Insider Ownership Benchmarking Analysis [1]
$USMM

Company	Industry	Market Capitalization ($MM)	% Owned by Insiders
Fertilizer			
Intrepid Potash, Inc.	**Fertilizer**	**1,891**	**40.8%**
Compass Minerals International Inc.	Fertilizer	2,471	0.9%
CF Industries Holdings, Inc.	Fertilizer	5,208	0.4%
Potash Corp. Of Saskatchewan, Inc.	Fertilizer	19,620	0.2%
Mosaic Co.	Fertilizer	21,450	0.1%
Agrium Inc.	Fertilizer	9,022	0.0%
Chemicals			
New Market Corp.	Chemicals	1,489	31.3%
Solutia Inc.	Chemicals	1,818	27.9%
Valspar Corp.	Chemicals	2,958	7.1%
Huntsman Corporation	Chemicals	2,361	2.3%
Cabot Corp.	Chemicals	1,841	1.8%
Sensient Technologies Corporation	Chemicals	1,406	1.7%
Nalco Holding Co.	Chemicals	3,196	1.3%
W.R. Grace & Co.	Chemicals	1,859	1.0%
HB Fuller Co.	Chemicals	1,030	0.9%
Cytec Industries Inc.	Chemicals	2,088	0.7%
Westlake Chemicals Corp.	Chemicals	1,475	0.6%
Olin Corp.	Chemicals	1,486	0.4%
Metals and Mining			
Titanium Metals Corp.	Metals and Mining	2,765	16.4%
Worthington Industries, Inc.	Metals and Mining	1,174	9.4%
Royal Gold, Inc.	Metals and Mining	2,336	7.6%
Schnitzer Steel Industries Inc.	Metals and Mining	1,410	4.3%
Commercial Metals Company	Metals and Mining	1,658	2.6%
AK Steel Holding Corporation	Metals and Mining	1,704	1.2%
Carpenter Technology Cop.	Metals and Mining	1,691	0.9%
Stillwater Mining Co.	Metals and Mining	1,404	0.8%
Century Aluminum Co.	Metals and Mining	1,050	0.5%
Hecla Mining Co.	Metals and Mining	1,366	0.4%
Coeur d'Alene Mines Corporation	Metals and Mining	1,388	0.3%
Mean			**5.6%**
Median			**1.0%**

(1) Market data as of 5/7/2010
Source: CapIQ

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INTREPID POTASH